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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 28, 2002, relating to the financial statements of Salomon Smith Barney Diversified 2000 Futures Fund L.P., which is included in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
New York, New York

November 11, 2002